Exhibit 99.1

February 25, 2020

TMSR Holding Company Limited

180 Qingnian West Road

Hongqiao Building West, 4th Floor

Nantong, Jinagsu, China 226001

Board of Directors,

Please accept my resignation as a director and the Co-Chairman of the Board of Directors at TMSR Holding Company Limited, effective from February 25, 2020. I will remain as the President of the company.

Sincerely,

/s/ Yuguo Zhang
Yuguo Zhang